SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2003

ARS NETWORKS,INCORPORATED
(Name of Small Business issuer in its charter)

NEW HAMPSHIRE	000-25967	14-1805077
(State or other jurisdiction of incorporation or organization)	(Commission file No.)	(IRS Employer Identification No.)

100 Walnut Street
 Champlain, New York 12919
(Address of principal executive offices including zip code)

(518) 298-2042
(Registrant's telephone number including area code)

ITEM 2.   PURCHASE OR DISPOSITION OF ASSETS

Pursuant to an Agreement of Purchase and Sale, ARS Networks, Incorporated sold 100% of the outstanding common stock of its subsidiary, T&T Diesel Power Limited for total proceeds of $63,500 ($100,000 CDN).  The transaction closed on January 10, 2003.

The purchase price of $63,500 consists of cash proceeds of $33,700 ($53,000 CDN) and a promissory note due within 6 months in the amount of $29,800 ($47,000 CDN).

ARS has written down the value of T&T to reflect this transaction and reflected the loss in its July 31 and October 31, 2002 10Q filings.

SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2003	ARS Networks, Inc.

/s/ Sydney A. Harland
Sydney A. Harland
President and Chief Executive Officer